Domestic Letter of Credit Financing Master Agreement

(Contract No. 2012DY-120501)

(This is a Summary Translation for Reference Only)

Party A:           Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

Legal Representative:

Party B:           CITIC Bank Corporation Limited (CITIC), Hohhot Branch

Legal Representative: SUN Xiaofan

Place of Execution:	Hohhot Branch
Date of Execution:	December 5, 2012

To further strengthen the business relationship between Party A and Party B, Party B agrees to provide domestic letter of credit financing service to Party A, and Party A and Party B have entered into the following agreement, which serves as the basis for all specific financing business documents to be entered into between Party A and Party B and as the pre-condition for all domestic letter of credit financing services provided by Party B.

Article 1              The amount of the domestic letter of credit financing hereunder (the “Amount”) refers to type 2 of the following:

(1)         (N/A)

(2)         The Amount of the domestic letter of credit financing for which Party A can summit application to Party B during the term of the use is: One Hundred Fifty Million (¥150,000,000.00) in RMB. The term of use for this Amount starts from December 2012 to June ___, 2013. The cumulative total of domestic letter of credit financing used by Party A at any time during the term cannot exceed this Amount. And Party A may apply for using any repaid amount. Any balance of the Amount not used will be automatically cancelled upon the expiration of the term. Party A must apply for using any portion of the Amount within the effective term of use and the starting date of use must not be later than the expiration of the term of use. If the term of use is adjusted, such expiration date will be the expiration date after such adjustment.

(3)         (N/A)

Article 2              If Party B, after conducting review, determines that the domestic letter of credit financing service that Party A applies for is low-risk financing service, Party B may provide relevant domestic letter of credit financing service to Party A without using the Amount of the domestic letter of credit financing mentioned above.

Article 3              The domestic letter of credit financing services hereunder for which Party A may apply include:

(1)         Establishment of letter of credit: i.e., immediate payment letter of credit and deferred payment letter of credit;

(2)         Domestic letter of credit financing;

(3)         Domestic letter of credit negotiated payment;

(4)         Domestic letter of credit package loan;

(5)         Domestic letter of credit loan discount;

(6)         Domestic letter of credit loan buy-out;

(7)         Others (please specify): ____________

Article 4              To apply for any domestic letter of credit financing service set forth in Article 3, Party A must provide specific business documents for each service at Party B’s request; such specific business documents mean such documents that establish contractual relationship between Party A and Party B regarding financing services, including but not limited to application letter, letter of promise, guarantee contract and other business documents issued by Party B or by agents designated by Party B.

Party B must review Party A’s application in accordance with this agreement and with any business management policies and credit assessment requirements then adopted by Party B and decides whether to approve Party A’s application.

Article 5              The amount of any specific domestic letter of credit financing service hereunder will be specified in the specific business document for any such service, provided it does not violate the provisions of Article 1. If the amount is not specified in such specific business document, it will be calculated based on the amount of principal provided by Party B for that specific domestic letter of credit financing service or the principal provided by Party B in the form of a letter of credit starting from the date that such service is used.

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Article 6              To ensure the repayment of the debt created hereunder, the type 4 of the following guarantee methods are adopted; such guarantee contract shall be the inseparable part of this agreement.

(1)         (N/A)

(2)         Pledge Guarantee: “Maximum Amount Pledge Contract” (contract number 1011122001) with Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. as Pledgor and Party B as Pledgee;

(3)         Pledge Guarantee: “Maximum Amount Unfixed Assets” and “Rights Pledge Contract” (contract numbers 1011122001, 2012DY-P120501, 2012DY-P120502 and 2012DY-P120503) with Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd., LIANG Tiejun, BAI Min and WANG Peng as Pledgors, respectively, and Party B as Pledgee;

(4)         (N/A).

Party B shall have the right to request that Party A provide other effective guarantees, based on the situation of any specific service.

Article 7              Party A hereby agrees to provide the following pledge as the continuous guarantee on all de the debts and obligations generated hereunder with Party B having the pledgee’s right.

(1)         All the merchandise that have currently been delivered or will be delivered to Party B, or to Party B’s agents, by Party A or by any party for Party A’s benefit or at Party A’s instruction;

(2)         All the merchandise and the associated notes, package or other transportation receipts, bills of lading, warehouse receipts and all other documents of rights and other receipts including all associated goods that have currently been deposited or will be deposited by Party A with Party B (whether for safekeeping or otherwise).

Article 8              Party A must hand over all notes issued or endorsed by Party A, all such notes, package or other transportation receipts bill of lading, warehouse receipts, documents or receipts, invoices and other notes issued by dock companies or warehouses to Party B as pledge guarantee for the debts hereunder.

Article 9              Party B shall have the right to modify the requirements of the guarantee on Party A’s use of the Amount of the domestic letter of credit financing hereunder based on Party B’s business policy changes and its determination of Party B’s repayment ability, including but not limited to requesting Party A to provide additional security, guarantee or pledged assets. Party A must promptly execute all relevant guarantee contracts and complete all necessary procedures for such guarantee at Party B’s request.

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Article 10            If any provisions regarding guarantees are inconsistent with those under any specific guarantee contract, the latter shall prevail.

Article 11            Unless otherwise specified herein or in any specific business document, the interest on the amount used by any specific service hereunder will be calculated by using this formula: the actual number of days of any amount used times the amount of financing times the daily rate. The daily rate is equal to annual rate divided by 360 and is to be specified in the specific business document for such relevant service.

If Party A has recovered certain funds prior to the expiration of the term of any specific service, Party A may use such funds, and Party B shall have the right to require Party B to use such funds, to repay in advance the corresponding principal and interest of that service.

If Party A makes repayment in advance, Party B shall have the right to charge a one-time default fee based on this calculation formula: default fee = amount repaid in advance x the balance of the term of financing x interest rate specified x fee rate.

Article 12            If Party A fails to repay the principal and interest and other relevant amount in accordance with the provisions hereunder and under any specific service document, Party B shall have the right to charge past-due penalty interest until the complete repayment of such principal and interest. The past-due penalty interest is an additional 100% of the interest rate specified in any specific service document.

Article 13            If Party A fails to pay interest on time, Party B shall have the right to charge a compound interest based on the number of days that such interest payment is past due.

Article 14            If the People’s Bank of China adjust its benchmark lending rate during the term of this agreement and such benchmark lending rate is applicable to any service hereunder, Party B shall have the right to determine the interest rate in any new loan contract after such adjustment, without the need for any new agreement between the two parties.

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Article 15             The fees payable by Party A to Party B hereunder include, without limitation, the following:

(1)          The fees incurred by Party B in the course of pursuing the related parties to recover the amount under any letter of credit, promissory note, guarantee or pledge in connection with any financing services hereunder;

(2)          The fees and expenses incurred in conducting appraisal, registration and certification in connection with any financing services hereunder.

Article 16             Party A’s Representations and Warranties

16.1       Party A is a legal person established in accordance with the law and has the capacity and power to conduct civil activities and other actions necessary for the execution and perform of this contract and to bear civil responsibility for its actions. The representative or agent who executes, delivers and performs the afore-mentioned documents on behalf of Party A has obtained all due approval and authorization and has the right to engage in the afore-mentioned activities;

16.2       All the documents, financial statements and representations provided in accordance with the law at Party B’s request in connection with this loan are valid, legal, truthful, accurate and complete. All the financial reports and other material regarding Party A’s operations provided by Party A to Party B accurately reflect Party A’s financial and operation situations as of the dates of such reports and material, and there have been no material adverse changes since such dates;

16.3       At the time of the execution of this agreement, there are no events of default (set forth in Article 23) occurring or continuing, and Party A has not violated any law, regulation, statutes, judgments, determination and any previsions of any agreement/contract to which Party A is a party that are applicable to Party A or Party A’s assets. The execution and performance of this agreement or any document hereunder will not cause any default under any other agreements or contracts;

16.4       At the time of the execution of this agreement, there are no litigation, arbitration, enforcement or other judicial/administrative procedures that may, in Party B’s reasonable judgment, adversely affect Party A’s ability to perform this agreement or fulfill its obligations under any other documents in connection with this agreement;

16.5       All the trades on which each specific financing service hereunder is based are authentic and valid and the trade documents (contracts, notes, tax documents and other information) provided in connection with Party A’s application are authentic, complete, accurate and valid;

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16.6        Party A must completely perform its obligations hereunder and all the commitments, guarantees, obligations and responsibilities under other specific service documents hereunder;

16.7        Party A will promise to obtain all government approval, authorization and permit necessary for the domestic letter of credit financing service hereunder and ensure that such approval, authorization and permit remain valid and effective;

16.8        Before the full repayment of all the debts hereunder, if there is occurrence of any litigation or legal proceedings, or any event, that will have adverse impact on the performance of Party A’s obligations hereunder, Party A must notify Party B in writing within 5 days after the occurrence or likely occurrence of such event and, to the extent allowed by law, adopt remedial measures or enter into corresponding agreements to protect Party B’s interest.

16.9        Party A must carefully read all the conditions and provisions in the financing service application document and fill out such applications that meet Party B’s requirements; Party A will be responsible for any loss or liabilities as a result of any errors and inaccuracies.

16.10      Without prior written consent from Party B, Party A will not transfer any receipts, invoices or merchandise hereunder, establish any guarantee on such receipts, invoices or merchandise or dispose of them by any other means.

Article 17             Once Party B buys out, or applies discounting or negotiated payment to, the relevant notes and claims hereunder and makes actual payment of any amount for such buy-out or discounted/negotiated payment, Party B, before issuing any letter or credit for payment, will become the proper holder and transferee of such notes/claims, obtain the corresponding bills of lading and other documents of ownership, and will have the right to exercise any rights specified in such bills of lading and other documents of ownership; Party B will have the right to dispose of such notes/claims at its discretion and Party A must execute and take any document and action deemed necessary by Party B.

Article 18             If Party A provides such notes and claims or merchandise represented by such notes and claims to Party B as guarantee on the domestic letter of credit financing service provided by Party B, Party B will then have the pledgee’s right regarding notes and claims or merchandise represented by such notes and claims. Party B shall have the right to request Party A to complete all legal and regulatory procedures, including registration and delivery, in connection with such notes and claims, and the right to dispose of such notes and claims or merchandise represented by such notes and claims.

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Article 19             With the exception of the domestic letter of credit buy-out of claims set forth in Article 3, upon the occurrence of any of the following under other domestic letter of credit financing service, Party B shall have the right to cash out, sell, transfer or dispose of all or some of the notes and claims or merchandise represented by such notes and claims at its discretion at the price it determines to be appropriate, without the need for taking legal proceedings or other actions against Party A or any other party. Party B shall not bear any responsibility for any loss resulting from such sale, transfer or disposition:

19.1        Any party that has the obligation to make payment has defaulted;

19.2        Party A fails to fully repay all the debts owed to Party B or violates any of the provisions herein;

19.3        Party A or any party that has the obligation for payment regarding any notes fails to make payments, or faces bankruptcy liquidation or is the target of any enforcement action regarding its assets;

19.4        Occurrence or likely occurrence of any litigation that may harm Party B’s interests in such notes and claims or merchandise represented by such notes and claims;

19.5        Other events that in Party B’s judgment are the reason for Party B to sell or dispose of such notes and claims or merchandise represented by such notes and claims.

Article 20             With the exception of the domestic letter of credit buy-out of claims set forth in Article 3, Party B may, with regard to other domestic letter of credit financing service, apply the proceeds from the disposition of such notes and claims or merchandise to the debts owed by Party A in the repayment order set forth in Article 25. If such proceeds are insufficient for the full repayment, Party A must immediately make up the balance.

Article 21             With regard to the domestic letter of credit buy-out of claims set forth in Article 3, upon the occurrence of any of the following, Party B shall have the right to cash out, sell, transfer or dispose of all or some of the notes and claims or merchandise represented by such notes and claims at its discretion at the price it determines to be appropriate, without the need for taking legal proceedings or other actions against Party A or any other party. Party B shall not bear any responsibility for any loss resulting from such sale, transfer or disposition. If such proceeds are insufficient for the full repayment, Party A must immediately make up the balance:

(1)          The trades represented by such notes are inauthentic or are in violation of the State law and statutes;

(2)          The claims represented by such notes are forged;

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(3)          There is any stop-payment order, court order for freeze or suspension regarding the letter of credit concerning such claims transferred or any similar judicial proceedings that cause Party B to be unable to receive payment from the issuer of such letter of credit.

Article 22             Party A hereby authorizes Party B to:

22.1        Execute, deliver, improve and take such notes or actions on behalf of Party A or in Party A’s name in order to perform Party A’s obligations hereunder or to protect Party B’s guarantee rights hereunder; Party B may designate any other party as Party B’s agent or representative and grant any of the rights Party B hereunder to such party or agent;

22.2        Make arrangements with the seller, transportation carrier, warehouse manager and/or other relevant party, and have the right (but not obligation) to pay all the transportation fee, warehouse fee, dock fee and other expenses on behalf of Party A and Party A shall be responsible for such fees and expenses;

22.3        Notify other relevant parties regarding Party B’s rights or interests in such notes and/or merchandise;

22.4        Take other measures that Party B deems to be necessary to protect Party B’s interests in such notes and/or merchandise.

Article 23             The occurrence of any of the following will be considered an event of breach on the part of Party A:

23.1        Party A fails to repay in full the debt due (including principal and interest) according to the repayment schedule, or fails to transfer the corresponding amount in full on the payment date into the account designated by Party B in accordance with the provisions of the specific financing documents hereunder;

23.2        Party A fails to use the amount of financing in accordance with the provisions herein or in any specific service document hereunder;

23.3        Party A’s representations and warranties herein or any document or information provided to Party B in connection with this agreement are proved to be false or inaccurate; or Party A fails to perform any promise, responsibilities or obligations hereunder;

23.4        Party A is unable to repay any debt under other loan or credit agreements with other third parties, or is in breach of such other loan or credit agreements, or any such debts under such other loan or credit agreements are declared due ahead of schedule;

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23.5        Occurrence of other major events (including but not limited to deterioration of Party A’s operations and financial conditions, major litigation or legal proceedings against Party A, major changes in the condition of the market in which Party A operates or major industry policy changes that will have an adverse effect on Party B’s business) that, in Party B’s judgment, will materially harm Party B’s interests hereunder;

23.6        Any guarantor is in breach of the guarantee contract; or

23.7        Other events or activities that will have an adverse effect on Party B’s claims or pledgee’s rights.

Article 24             Upon the occurrence of any of the event set for in Article 23, Party B shall have the right to take all or some of the following measures:

24.1        Adjust the amount, revolving basis and term of the credit amount hereunder or even suspend the use of such amount;

24.2        Adjust the scope of trades for which the domestic letter of credit financing may be used;

24.3        Declare all debts generated directly or indirectly from this agreement due and demand immediate repayment from Party A;

24.4        Exercise its right under the guarantee contract;

24.5        Demand that Party A provide additional guarantee (in the form of guarantee, pledge or mortgage);

24.6        Deduct deductions from any account set up by Party A with Party B or Party B’s subsidiaries to offset directly any amount payable to Party B hereunder;

24.7        Take other legal measures allow by law to protect its interest hereunder.

Article 25             Any proceeds from Party B’s exercise of its rights hereunder will be used to satisfy Party B’s claims in the following order: (1) fees incurred in the exercise of Party B’s claims and rights under the guarantee contract; (2) other fees and expenses payable to Party B; (3) compound interest and penalty interest; (4) interest; (5) loan principal; and (6) other amount payable.

Party B shall have the right to change the above repayment order in accordance with the law.

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Article 26             Party A must make payments for all amounts due and payable in accordance with the provisions hereunder or under the specific service document under this agreement.

Article 27             None of the amount payable by Party A hereunder can be used for offset, advance or discount or be attached with any condition.

Article 28 Party A acknowledges that Party A must reimburse all the reasonable fees and expenses (including but not limited to legal fees, litigation fees, appraisal and auction fees and insurance fees) incurred in the exercise or realization of the claims hereunder or under any guarantee contract.

Article 29             Party A agrees and authorizes Party B to use any amount in the account set up by Party A with Party B or with Party B’s subsidiaries to offset any debts owed by Party A to Party B. If such offsets require the conversion of one currency to another, Party B will make such conversion at the legally determined exchange rate.

Article 30             Any of the provisions herein is independent of others. If one or some of the provisions herein become invalid or unenforceable, the validity or enforceability of other provisions shall not be affected. If, during the term of this agreement, any government department or regulatory agency promulgate, amend or annual certain law, statutes or regulations, causing any provision herein to be inconsistent or in conflict with such law, statutes or regulations, corresponding revisions must be made to this agreement.

Article 31             If any provision herein is inconsistent with any provision in any other written agreement regarding the domestic letter of credit financing service hereunder, the provisions in such other written agreement shall prevail.

Article 32             The failure to exercise, or the delay in the exercising, of any right hereunder by one party must not be considered a waiver of such right and will not affect any obligation hereunder by the other party.

Article 33             All the obligations of both parties hereto have survivability and shall be binding to the successor, assign, agent, receiver and the entity resulting from any merger, reorganization or name change of each respective party.

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Article 34             Notices

34.1        All the notices, requests, instructions or other documents must be issued in writing and be delivered to the address or number listed on the first page of this agreement (or such address or number that the receiving party provides to the sending party at least 5 days in advance).

34.2        Such notices, requests, instructions or other documents shall be considered delivered:

(1)         On the actual delivery date if delivered by courier or express service;

(2)         At the time when the sender receives fax confirmation if sent by fax;

(3)         On the fifth business day if posted by ordinary mail.

Article 35             Applicable Law and Resolution of Dispute

35.1        This agreement and all other service documents are governed by the law of the People’s Republic of China and must be interpreted accordingly;

35.2        All disputes must be resolved through consultation between the two parties; if such consultation fails, either party may submit such disputes to the court at Party B’s location for resolution.

Article 36             Transfer

36.1        Without Party B’s prior written consent, Party A must not transfer any of its rights or obligations hereunder to a third party and must not establish any guarantee or other encumbrances on such rights or obligations;

36.2        Party B may transfer its interest hereunder or under any specific service document under this agreement or under any relevant guarantee contract to a third party, establish guarantee thereupon or establish trust. Party B will use the appropriate method to notify Party A of such action, and Party A must continue the performance of its obligations hereunder.

Article 37             Effectuation, Modification and Dissolution

37.1        This agreement shall become effective upon execution by the respective representatives of the parties hereto;

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37.2        Other matters not covered herein may be provided in a supplemental agreement between the two parties. All appendices, amendments or supplements hereto shall be the inseparable part of this agreement and shall have the same legal effect.

37.3        This agreement will terminate:

(1)          Upon expiration of the term of this credit facility or of any specific service;

(2)          Upon termination by any party in accordance with the provisions herein or upon mutual agreement;

Article 38             Other Provisions

(None)

Party A:	(Seal or Special Business Seal)
/seal/ Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

Legal Representative:  /s/ WU Zishen

Party B:	(Seal or Special Business Seal)
/seal/ CITIC Bank Corporation Limited (CITIC), Hohhot Branch,
Hohhot Branch

Legal Representative:  /s/ SUN Xiaofan

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